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                                                                   EXHIBIT 10.27

                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT dated as of December 1, 1999, between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2727 Maricopa Street, Torrance, California 90503 (the "COMPANY"), and SELWYN JOFFE, an individual residing at 2687 Cordelia Road, Los Angeles, California 90049 ("CONSULTANT").

                              W I T N E S S E T H:

         WHEREAS, Consultant is the [title] of [Employer] ("Employer"), which is engaged in the [amusement, entertainment and restaurant businesses], and is a Director of the Company, and

         WHEREAS, the Company has experienced an immediate need for certain oversight, management, strategic and other advisory services in light of recent executive officer changes at the Company and other circumstances and requirements, and

         WHEREAS, the Company desires to obtain the services of Consultant upon the terms and conditions stated herein, and

         WHEREAS, Consultant desires to be retained by the Company upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. CONSULTING TERM. The Company hereby agrees to retain Consultant and Consultant agrees to be retained by the Company on the terms and conditions set forth below for a term commencing on the date hereof (the "COMMENCEMENT DATE") and continuing for a period through and including the eighteen-month anniversary of the Commencement Date (the "CONSULTING TERM"), unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

         2. DUTIES. Consultant shall report to the Board of Directors. Consultant shall make himself available to render these advisory or consultative services to the Company as reasonably appropriate or necessary from time to time and shall provide oversight, management, strategic and other advisory services to the Company, in light of its recent executive officer changes and other circumstances and requirements, including without limitation the Company's arrangements with its bank and auditors and operations, employees and long-term business plan, among other things. In addition, Consultant's duties shall include apprising the board of Directors with respect to the foregoing and other matters.

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         3. OTHER BUSINESS. The Company acknowledges that Consultant is a full-time employee of Employer. In addition to serving in such capacity, the parties hereto agree that Consultant may engage in any other business that Consultant desires during the term of this Agreement; provided that in the event that such business shall (in the reasonable judgment of the Company) in any way interfere with the performance of Consultant's duties hereunder, then this Agreement may be terminated at any time pursuant to the terms of Paragraph 7 hereof. The foregoing shall not prevent the purchase, ownership or sale by Consultant of investments or securities of publicly held companies and any other business which is not competitive and does not have any other business relations with the Company or any subsidiary of the Company, provided such purchase, ownership or sale by Consultant does not interfere with the performance of his duties hereunder.

         4. COMPENSATION. For the performance of the duties and services to be performed by Consultant hereunder, the Company agrees (i) to pay Consultant a consulting fee of One Hundred and Sixty Thousand Dollars ($160,000) per year (the "CONSULTING FEE") and (ii) to grant to Consultant, not later than January _, 2000, an option to purchase, for a period of ten (10) years from the date of grant, Forty Thousand (40,000) shares of the Company's Common Stock pursuant to the terms of Company's 1994 Stock Option Plan (the "Plan"), at an exercise price per share to be determined by the Board of Directors on such date and subject to the terms of the Plan, a copy of which Plan shall be delivered to Consultant contemporaneously with the execution of this Agreement, and any related stock option agreements required to be executed by Consultant in connection therewith. Such options shall become exercisable as to Twenty Thousand (20,000) shares on each of the date of grant and the first anniversary thereof.

         5. CONSULTING BENEFITS. Consultant shall receive no retirement, profit sharing, insurance or similar benefits which may at any time be payable to employees of the Company pursuant to any plan or policy of the Company relating to such benefits. Consultant shall, for all purposes, be deemed an independent contractor and not an employee of the Company.

         6. DEATH AND DISABILITY.

            (a) The Consulting Term shall terminate on the date of Consultant's death, in which event Consultant's estate shall be entitled to receive such portion of the Consulting Fee that has been granted through the date of death. Consultant's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 6(a).

            (b) If, during the Consulting Term, Consultant, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of 30 consecutive days or 60 days in the aggregate during any six-month period the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 30 or 60-day period, as the case may be, to Consultant of its intention to do so, terminate this Agreement as of such date which is the date 30 days after the date of such notice. In case of such termination, Consultant shall be


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entitled to receive such portion of the Consulting Fee that has already been granted through the date of termination. Consultant will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 6(b). In the event of any dispute regarding the existence of Consultant's substantial inability to perform the duties and services required of him hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in California, one to be selected by each of Consultant and the Company and the third to be selected by the two designated physicians. For this purpose, Consultant will submit to appropriate medical examinations.

         7. TERMINATION. (a) The Company may terminate the relationship with Consultant for Cause (as hereinafter defined) and Consultant may resign without cause. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to provide Consultant with such portion of the Consulting Fee that has already been granted through the date of such termination. Consultant will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 7(a).

            (b) As used herein, the term "CAUSE" shall mean: (i) the willful failure of Consultant to perform his duties pursuant to Paragraph 2 hereof, which failure is not cured by Consultant within 20 days following written demand for substantial performance from the Company, which demand identifies the manner in which the Company believes that Consultant has not performed such duties and the steps required to cure such failure to perform; (ii) any other material breach of this Agreement by Consultant, including any of the material representations or warranties made by Consultant, and including engaging in any interfering other business as described in Paragraph 3 hereof, which breach has not ceased within 20 days after written notice thereof has been delivered to Consultant by the Company, which notice identifies in reasonable detail the manner in which the Company believes that Consultant has breached this Agreement and the steps required to cure such breach, if applicable; (iii) Consultant shall intentionally and willfully engage in misconduct toward the Company which is materially injurious to the Company, monetarily or otherwise; or (iv) the conviction of Consultant of, or the entering of a plea of nolo contendere by Consultant with respect to, a felony.

         8. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT. Consultant acknowledges that, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of the Company other than such of the


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foregoing which (i) is in the public domain or known in the industry of the
Company, (ii) is disclosed to Consultant by a third party who, to Consultant's knowledge, was not prohibited by any fiduciary, legal, contractual or other duty from disclosing such information, or (iii) was known to Consultant before its disclosure by the Company. Consultant agrees that in consideration of the execution of this Agreement by the Company, except in any way with respect to foreign affiliates of the Company as of the date hereof:

            (a) Consultant will not, during the Consulting Term or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

            (b) This Paragraph 8 and Paragraphs 9 and 10 hereof shall survive the expiration or termination of this Agreement for any reason.

            (c) It is expressly agreed by Consultant that the nature and scope of each of the provisions set forth above in this Paragraph 8 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Consultant is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Consultant acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

         9. REMEDY. It is mutually understood and agreed that Consultant's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Consultant, including, but not limited to, the breach of the non-disclosure clauses under Paragraph 8 hereof the Company shall be entitled to equitable relief by way of injunction or otherwise, in addition to damages the Company may be entitled to recover. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which that party may be entitled.

         10. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. In order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company that


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(i) Consultant has the legal capacity and right to execute and deliver this
Agreement and to perform all of his obligations hereunder, and (ii) Consultant has received the express consent of the Employer to this Agreement.

         11. NOTICES. All notices given hereunder shall be in writing and shall be deemed effectively given five days after being mailed, if sent by registered or certified mail, return receipt requested, or on the next business day if sent by overnight courier, and in each case addressed to Consultant at his address set forth on the first page of this Agreement or to any other address that Consultant may designate in writing to the Company and to the Company at its address set forth on the first page of this Agreement, Attention: Chief Executive Officer, with a copy to Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036, Attention: Gary J. Simon, Esq., or at such address as such party shall have designated by a notice given in accordance with this Paragraph 12, or when actually received by the party for whom intended, if sent by any other means.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

         13. SEVERABILITY. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

         14. WAIVERS, MODIFICATIONS, ETC. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15. ASSIGNMENT. Neither this Agreement, nor any of Consultant's rights, powers, duties or obligations hereunder, may be assigned by Consultant. This Agreement shall be binding upon and inure to the benefit of Consultant and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

         16. APPLICABLE LAW. This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law,


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ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         17. JURISDICTION AND VENUE. It is hereby irrevocably agreed that all disputes or controversies between the Company and Consultant arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of New York, County of New York, or in the City of Los Angeles, County of Los Angeles, in accordance with the Commercial Arbitration Rules of the American Arbitration Association to be conducted before a single arbitrator, who shall be either an attorney or retired judge licensed to practice law in the State of New York or California, as applicable. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of New York, County of New York, or in the City of Los Angeles, County of Los Angeles for this purpose.

         18. FULL UNDERSTANDING. Consultant represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of consulting.

         19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MOTORCAR PARTS & ACCESSORIES, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                          --------------------------------------
                                                   SELWYN JOFFE

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